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                                                                   EXHIBIT 99.1

                  CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Abington Bancorp, Inc. for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned James P. McDonough, President and chief executive Officer, and James K. Hunt, Executive Vice President, Chief Financial Officer and Treasurer of Abington Bancorp, Inc., certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JAMES P. MCDONOUGH                    /S/ JAMES K. HUNT
---------------------------               ---------------------------
James P. McDonough                        James K. Hunt
President and Chief Executive Officer     Executive Vice President,
                                          Chief Financial Officer and Treasurer

Date:    March 12, 2004

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section of the Securities Exchange Act of 1934, as amended.